EXHIBIT 99.1

For immediate release

SPANISH BROADCASTING SYSTEM, INC. REPORTS
RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2004

-Industry Leading Q4 Revenue Growth of 30%, Exceeding High End of Company Guidance Range-

COCONUT GROVE, FLORIDA, March 10, 2005 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the quarter- and year-ended December 31, 2004.

Quarter and Year-End Results and Discussions

Net Revenue for the quarter was $45.8 million compared to $35.1 million for the same prior year period, resulting in growth of 30%, which exceeded our previously announced growth guidance of mid-to-high teens. This growth is mostly attributable to the double-digit growth in our core markets of Miami, Los Angeles, New York and Chicago. These markets had increases in mostly all sales categories, primarily in national revenue.

Net Revenue for the year was $156.4 million compared to $135.3 million for the prior year, resulting in growth of 16%. The increase in Net Revenue was primarily due to network, local and national revenue. We experienced double-digit growth in our Miami, Los Angeles, and New York markets. Additionally, the Chicago market had high single-digit growth.

Operating Income from Continuing Operations before Depreciation and Amortization for the quarter was $15.7 million compared to $12.4 million for the same prior year period, resulting in growth of 27%, which exceeded our previously announced growth guidance of low double-digit. The increase was primarily attributed to the increase in net revenues. Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to Non-GAAP financial measures.

Operating Income from Continuing Operations before Depreciation and Amortization for the year was $54.9 million compared to $41.1 million for the prior year, resulting in growth of 34%. To provide more clarity on our year-end results, the prior year period’s pro forma Operating Income from Continuing Operations before Depreciation and Amortization, excluding the non-cash stock-based programming expense related to the KXOL-FM warrant issuance of $2.9 million, was $44.0 million, resulting in pro forma growth of 25%. The increase resulted mainly from the increase in Net Revenue and a decrease in Corporate Expenses. Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to Non-GAAP financial measures.

Income from Continuing Operations before Income Taxes and Discontinued Operations for the quarter was $10.0 million compared to a Loss from Continuing Operations before Income Taxes and Discontinued Operations of $(0.5) million for the same prior year period. The increase resulted mainly from the increase in Operating Income from Continuing Operations and the Gain on the Sale of Radio Stations.

Income from Continuing Operations before Income Taxes and Discontinued Operations for the year was $16.1 million compared to $2.7 million for the prior year, an increase of $13.4 million. The increase resulted mainly from the increase in Operating Income from Continuing Operations and the Gain on the Sale of Radio Stations, partially offset by an increase in Interest Expense, net.

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Raúl Alarcón, Jr., Chairman and CEO, commented, “Our fourth quarter and full year 2004 results were the strongest in the radio industry, reflecting our success in implementing virtually all of our strategic, financial and operating initiatives. Leveraging our immensely popular content and strong ratings, all of our core stations posted impressive revenue growth, with our Miami, Los Angeles, New York and Chicago markets all generating double-digit gains. We are making notable progress in reducing the Hispanic media industry ratings and revenue gap across our markets, while translating these gains into improving cash flows. As a result of the steps we took in 2004, we have significantly improved our ability to generate returns for our shareholders. Our newest station, KRZZ-FM in San Francisco, is off to a strong start as our cross-promotional efforts with Viacom are bearing fruit. Additionally, our expanded relationship with ABC Networks, including our syndication agreement, is generating incremental revenues by further leveraging our premiere talent line-up. In addition, our previously announced non-strategic asset sales are nearly completed, the proceeds of which will be used to substantially strengthen our balance sheet. Looking ahead, we have never been in a better position to take advantage of the rapid growth of our audience and we are very optimistic about the growth prospects for our company.”

Sale of Stations not Classified as Discontinued Operations

On July 26, 2004, the Company entered into an asset purchase agreement with Newsweb Corporation to sell the assets of radio stations WDEK-FM, WKIE-FM and WKIF-FM, serving the Chicago, Illinois market, for a cash purchase price of $28.0 million. On November 30, 2004, the Company completed the sale of the assets of these radio stations consisting of $21.3 million of intangible assets and $1.0 million of property and equipment. The Company recognized a gain of approximately $5.5 million, net of closing costs. These stations had net revenues of $0.1 million and $0.2 million for the quarter-ended December 31, 2004 and 2003, respectively. These stations had Operating Loss from Continuing Operations before Depreciation and Amortization of $(0.1) million for the quarter-ended December 31, 2004 and 2003, respectively. These stations had net revenues of $0.7 million and $0.6 million for the year-ended December 31, 2004 and 2003, respectively. These stations had Operating Loss from Continuing Operations before Depreciation and Amortization of $(0.5) million and $(1.0) million for the year-ended December 31, 2004 and 2003, respectively.

On August 17, 2004, the Company entered into an asset purchase agreement with Styles Media Group to sell the assets of radio stations KZAB-FM and KZBA-FM, serving the Southern California market, for a cash purchase price of $120.0 million. In connection with this agreement, Styles Media Group made a non-refundable $6.0 million deposit on the purchase price, which was released to the Company from escrow on February 18, 2005. Although the Company expects to close on the sale, there cannot be any assurance that it will be completed. These stations had net revenues of $0.3 million and $1.0 million for the quarter-ended December 31, 2004 and 2003, respectively. These stations had Operating Income from Continuing Operations before Depreciation and Amortization of $0.3 million for the quarter-ended December 31, 2004 and 2003, respectively. These stations had net revenues of $3.9 million and $2.6 million for the year-ended December 31, 2004 and 2003, respectively. These stations had Operating Income from Continuing Operations before Depreciation and Amortization of $1.9 million and $0.1 million for the year-ended December 31, 2004 and 2003, respectively.

The Company determined that since the Company was not eliminating all significant revenues and expenses generated in these markets, the sales and pending sales of these stations did not meet the criteria in accordance with SFAS No. 144 to classify the stations’ operations as discontinued operations. However, the Company did reclassify the stations’ assets as held for sale in accordance with SFAS No. 144. On December 31, 2004, the Company had assets held for sale consisting of $63.9 million of intangible assets and $1.1 million of property and equipment for radio stations KZAB-FM and KZBA-FM. In addition, pursuant to the credit agreement governing our senior secured credit facilities, the net cash proceeds received from these sales, when and if completed, must be offered to the noteholders to repay our borrowings under the senior secured credit facilities. Therefore, the Company reclassified the senior credit facilities balance from long-term debt to current debt.

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Acquisition of Station

On December 23, 2004, we completed the acquisition contemplated by the merger agreement, dated October 5, 2004, with Infinity Media Corporation (“Infinity”), Infinity Broadcasting Corporation of San Francisco (“Infinity SF”), and SBS Bay Area, LLC, our wholly-owned subsidiary (“SBS Bay Area”), pursuant to which Infinity SF merged with and into SBS Bay Area, the surviving entity. SBS Bay Area acquired all of the rights and obligations of Infinity SF, including the FCC license for radio station KRZZ-FM (formerly KBAA-FM), serving the San Francisco, California market and certain related assets.

In connection with the closing of the merger transaction, we issued to Infinity (i) an aggregate of 380,000 shares of our Series C convertible preferred stock, $.002 par value per share (the “Series C preferred stock”), which are convertible at the option of the holder into twenty fully paid and non-assessable shares each of our Class A common stock; and (ii) a warrant to purchase an additional 190,000 shares of our Series C preferred stock, exercisable at any time from December 23, 2004 until December 23, 2008, at an exercise price of $300.00 per share (the “Warrant”). The shares of our Series C preferred stock issued at the closing of the merger are convertible into 7,600,000 shares of our Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the Warrant are convertible into an additional 3,800,000 shares of our Class A common stock at an exercise price of $15.00 per share, subject to adjustment.

Non-GAAP Financial Measures

To provide greater comparability of our operating performance, SBS excluded the prior year period’s non-cash stock-based programming expense related to warrants issued under the terms of the asset purchase agreement for KXOL-FM. This item was excluded due to its significant non-cash impact. Included below are tables that reconcile the quarter- and year-ended reported results in accordance with Generally Accepted Accounting Principles (GAAP) to pro forma results, as well as a table that reconciles Operating Income from Continuing Operations to: Operating Income from Continuing Operations before Depreciation and Amortization, Pro forma Same Station Operating Income from Continuing Operations before Deprecation and Amortization and Stock-based Programming expense (warrant expense).

UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS

(Amounts in millions)
	Quarter Ended Dec. 31,		%
	2004	2003	Change

PRO FORMA SAME STATION NET REVENUE(1)
Net Revenue from Continuing Operations	$45.8	$35.1	30%
less: Non Same Station Net Revenue	0.4	0.6

Pro forma Same Station Net Revenue(1)	$45.4	$34.5	32%

Operating Income from Continuing Operations	$14.9	$11.6	28%
add back: Depreciation & Amortization	0.8	0.8

Operating Income from Continuing Operations before D & A (2)	$15.7	$12.4	27%
add back: Non Same Station Operat1.0 Results	1.0	—
Pro forma Same Station Operating Income from
Continuing Operations before D & A	$16.7	$12.4	35%

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UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS

(Amounts in millions)
	Year Ended Dec. 31,		%
	2004	2003	Change
PRO FORMA SAME STATION NET REVENUE(1)
Net Revenue from Continuing Operations	$156.4	$135.3	16%
less: Non Same Station Net Revenue	0.9	0.7

Pro forma Same Station Net Revenue(1)	$155.5	$134.6	16%

Operating Income from Continuing Operations	$51.6	$38.2	35%
add back: Depreciation & Amortization	3.3	2.9

Operating Income from Continuing Operations before D & A(2)	$54.9	$41.1	34%
add back: warrant expense (3)	—	2.9

Operating Income from Continuing Operations before D & A and Stock-based Programming Expenses (warrant expense)(2)(3)	$54.9	$44.0	25%
add back: Non Same Station Operation Results	1.2	0.9
Pro forma Same Station Operating Income from Continuing Operations before D & A and Stock-based Programming Expense(1)	$56.1	$44.9	25%

(1)	Pro forma Same Station Results reflect stations operated during the same periods on a comparable monthly basis. In addition, they exclude stock-based programming expense (warrant expense), depreciation and amortization, and LaMusica.com Internet results.

(2)	Operating Income from Continuing Operations before Depreciation and Amortization replaces Adjusted EBITDA as the metric used by management to assess the performance of our stations and Company. Although it is calculated in the same manner as Adjusted EBITDA, management believes that using the term “Operating Income from Continuing Operations before Depreciation and Amortization” provides a more accurate description of the performance measure.

(3)	The Company issued warrants in connection with the Asset Purchase Agreement for KXOL-FM. For the year ended December 31, 2003, non-cash warrant expense was $2.9 million, which is titled Stock-based Programming expense in our condensed consolidated statement of operations.

Operating Income from Continuing Operations before Deprecation and Amortization, Operating Income from Continuing Operations before Deprecation and Amortization and Stock-based Programming Expenses and Same Station Results are not measures of performance or liquidity calculated in accordance with GAAP. However, the Company believes that these measures are useful in evaluating its performance because they reflect a measure of performance for our radio stations before considering costs and expenses related to our capital structure. In addition, the Company believes Same Station Results provide a useful measure of performance because they present Operating Income before the impact of any acquisitions or dispositions completed during the relevant periods, which allows SBS to measure only the performance of radio stations it owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a radio company’s operating performance and are used by management for internal budgeting purposes and to evaluate the performance of the Company’s radio stations and its consolidated operations. However, these measures should not be considered in isolation or as substitutes for Operating Income from Continuing Operations, Net Income (Loss), Cash Flows from Operating Activities or any other measure used in determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Operating Income from Continuing Operations before Depreciation and Amortization, Operating Income from Continuing Operations before Depreciation and Amortization and Stock-based Programming Expenses and Same Station Results are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures used by other companies.

First Quarter 2005 Outlook

For the quarter ending March 31, 2005, the Company expects net revenue growth to be in the low double-digit range and Operating Income from Continuing Operations before Depreciation and Amortization growth to be in the low-to-mid single-digit range over the comparable prior year period. The Company’s first quarter capital expenditures are projected to be approximately $1.1 million.

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Fourth Quarter 2004 Conference Call

The Company will host a conference call to discuss its fourth quarter and full-year financial results on Thursday, March 10, 2005 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 785-832-2422 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through March 17, 2005, which can be accessed by dialing 402-220-1603. There will also be a live webcast of the teleconference, located on the investor portion of Spanish Broadcasting’s corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest Hispanic-controlled radio broadcasting company in the United States. After giving effect to the proposed pending divestiture, the Company will own and operate 20 radio stations in the top Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, including the top rated Spanish-language radio station in America among its heritage brand. The Company also operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate site can be accessed at www.spanishbroadcasting.com.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company’s control, including general economic conditions, consumer spending levels, adverse weather conditions and other factors, could cause actual results to differ materially from the Company’s expectations.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media

Joseph A. García	Chris Plunkett
Executive Vice President, Chief Financial Officer	Brainerd Communicators, Inc.
and Secretary	(212) 986-6667
(305) 441-6901

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     Below are selected line items from the Condensed Consolidated Statements of Operations and other information as of and for the quarter- and year-ended December 31, 2004 and 2003.

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
Amounts in thousands (except per share data)	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Net revenue from continuing operations	$45,792	$35,108	$156,443	$135,266
Station operating expenses from continuing operations	25,901	18,633	88,202	73,374
Stock-based programming expense	—	—	—	2,943
Corporate expenses	4,176	4,102	13,346	17,853
Depreciation and amortization	865	784	3,308	2,901

Operating income from continuing operations	14,850	11,589	51,587	38,195
Interest expense, net	(10,234)	(10,367)	(41,109)	(36,622)
Other (expense) income, net	(105)	(1,740)	164	1,125
Gain on the sale of radio stations	5,461	—	5,461	—

Income (loss) from continuing operations before income taxes and discontinued operations	$9,972	$(518)	$16,103	$2,698

Selected Unaudited Balance Sheet Information and Other Data:

As of Dec. 31,
Amounts in thousands	2004
Cash and cash equivalents	$132,032

Total assets	$1,009,723

Senior credit facilities term loan	$123,750
9 5/8% Senior subordinated notes, net	326,476
Other debt	3,721

Total debt	$453,947

Preferred stock	$84,914

	Year Ended Dec. 31,
Amounts in thousands	2004	2003
Capital expenditures from continuing operations	$2,998	$3,216

Cash paid for income taxes, net	$337	$191